UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):	May 8, 2006

BALLY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-4281	88-0104066
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 S. Bermuda Rd.
Las Vegas, Nevada		89119
(Address of principal executive		(Zip Code)
offices)

Registrant’s telephone number, including area code:  (702) 584-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On May 8, 2006, Bally Technologies, Inc., formerly known as Alliance Gaming Corporation (the “Company”), executed an amendment (the “Amendment”), to the Company’s Amended and Restated 2001 Long Term Incentive Plan (the “Plan”), to be effective as of March 6, 2006. The Amendment was approved by the Company’s stockholder at the annual meeting of stockholders held on March 6, 2006. The Amendment increases the number of shares of Company common stock issuable in connection with awards granted under the Plan by 550,000 shares, and limits the number of such additional shares that may be granted as awards of restricted stock or restricted stock units to 300,000 shares. The Amendment also changes the name of the Company as reflected in the Plan from Alliance Gaming Corporation to Bally Technologies, Inc. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                                                                           Amendment Number Two to the Company’s Long Term Incentive Plan, effective as of March 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BALLY TECHNOLOGIES, INC.

By:	/s/ Mark Lerner
Mark Lerner
Senior Vice President, General Counsel and Secretary

Dated: May 8, 2006